Exhibit 24.1
DTE ENERGY COMPANY
DIRECTORS’ POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS:
     That each of the undersigned does hereby severally make, constitute and appoint David E. Meador, Bruce D. Peterson, N.A. Khouri, Sandra Kay Ennis, Susan E. Riske, and Teresa M. Sebastian, and each of them, his or her true and lawful attorneys-in-fact to sign and execute for him or her and on his or her behalf, as a director of DTE Energy Company (the “Company”), any amendments or supplements to the Company’s Registration Statement on Form S-8 dated April 28, 2006 and filed with the Securities and Exchange Commission (“SEC”) (including any post-effective amendments) with all exhibits and any and all documents required to be filed with respect thereto with the SEC pursuant to the Securities Act of 1933, as amended, in such form(s) as they, or any of them, may approve, with respect to issues of the Company’s securities.
     This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same instrument.
     IN WITNESS WHEREOF, this Power of Attorney has been signed by the undersigned this 30th day of June, 2006.

/s/ LILLIAN BAUDER Lillian Bauder, Director	/s/ GAIL J. MCGOVERN Gail J. McGovern, Director
/s/ ALLAN D. GILMOUR Allan D. Gilmour, Director	/s/ EUGENE A. MILLER Eugene A. Miller, Director
/s/ ALFRED R. GLANCY, III Alfred R. Glancy, III, Director	/s/ CHARLES W. PRYOR, JR. Charles W. Pryor, Jr., Director
/s/ FRANK M. HENNESSEY Frank M. Hennessey, Director	/s/ JOSUE ROBLES, JR. Josue Robles, Jr., Director
/s/ JOE W. LAYMON Joe W. Laymon, Director	/s/ HOWARD F. SIMS Howard F. Sims, Director
/s/ JOHN E. LOBBIA John E. Lobbia, Director	/s/ JAMES H. VANDENBERGHE James H. Vandenberghe, Director